                                                                    EXHIBIT 99.1

[HEADHUNTER.NET LOGO]


FOR IMMEDIATE RELEASE                        CONTACT: Craig Stamm, CFO
                                                      (770) 349-2480
                                                      craig.stamm@headhunter.net


             HEADHUNTER.NET ANNOUNCES POSITIVE SECOND QUARTER EBITDA
                AT FIRST UNION SECURITIES - NANTUCKET CONFERENCE

ATLANTA -- (June 28, 2001) - In a presentation made today at a First Union Securities investor conference, HeadHunter.NET, Inc. (Nasdaq/NM:HHNT) announced that it expects to generate positive EBITDA for the quarter ended June 30, 2001. Craig Stamm, CFO of Headhunter.net, also announced that job seeker visits would increase by 133% over first quarter to more than 40 million in the second quarter.

The company had arranged for the presentation to be broadcast live over the Internet. Due to technical difficulties the broadcast did not occur. A portion of the presentation is currently available through Real Audio on the Company's Investor Relations web site, www.headhunter.net.

ABOUT HEADHUNTER.NET

Headhunter.net (www.Headhunter.net), a leading national online recruiting and job awareness network and the sole-provider of jobs to Yahoo! Careers, empowers candidates and corporations to manage the job search process. The site features more than two million resumes and hundreds of thousands of jobs representing over 10,000 of the nation's top employers across virtually every industry. Attracting more than six million job seeker visits a month, Headhunter.net distinguishes itself by providing job seekers privacy when searching and applying for jobs, and allows job seekers and job posters to manage and track the visibility and performance of their listings. Headhunter.net is based in Atlanta, Georgia, with offices nationwide.

Some of the preceding statements in this press release constitute "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements be subject to the safe harbors created thereby. Examples of words indicating forward-looking statements include "believes," "expects" and "will". These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but are subject to many uncertainties and factors relating to the Company's operations and business environment, including the availability of financing on favorable terms, which may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Please see the section entitled "Factors That May Affect Future Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, which is incorporated by reference in this press release, for a list of such uncertainties and factors. The Company undertakes no obligation to publicly update or revise any forward-looking statement.

                                     -END-